                                                        Exhibit No. EX-99.h.1.ii

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION  AGREEMENT (this  "Assignment")  is made and entered  into as of the 30th  day of  October  2009,  by and  among  DIMENSIONAL
EMERGING  MARKETS VALUE FUND,  INC., a Maryland  corporation  (the  "Assignor"),
DIMENSIONAL  EMERGING  MARKETS  VALUE  FUND,  a  Delaware  statutory  trust (the
"Assignee"),   and  PNC  GLOBAL  INVESTMENT  SERVICING  (U.S.)  INC.  ("PNCGIS")
(formerly known as PFPC Inc.).

     WHEREAS,  pursuant to an Agreement and Plan of  Reorganization  between the
Assignor  and the  Assignee,  dated as of October  27,  2009 (the  "Plan"),  the
Assignor has  conveyed,  transferred,  and  delivered to the Assignee all of the assets  of  Assignor  existing  on the date on which the Plan is  effected  (the
"Effective Date"); and

     WHEREAS,  in consideration of such conveyance of assets and pursuant to the terms of the Plan,  the Assignee  has  assumed,  and agreed to pay when due, all obligations and liabilities of the Assignor,  existing on or after the Effective
Date; and

     WHEREAS,  the Assignor and PNCGIS are parties to a certain  Transfer Agency
Agreement  dated  January 20,  1993,  as amended to date (the  "Transfer  Agency
Agreement"); and

     WHEREAS,  the parties hereto desire that the Transfer  Agency  Agreement be transferred from Assignor to Assignee, as more specifically set forth below.

     NOW, THEREFORE,  for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which  are  hereby  acknowledged  by each  party  hereto,  the  parties  hereto, intending to be legally bound, hereby agree as follows:

     (1) Transfer and  Assignment.  The Assignor  hereby sells,  transfers,  and assigns to  Assignee,  its  successors  and  assigns,  all  rights,  title,  and interests of Assignor in, to, and under the Transfer Agency Agreement.

     (2) Assumption of  Obligations.  The Assignee  hereby assumes and agrees to observe and perform all of the  obligations and duties of the Assignor under the
Transfer Agency Agreement from and after the date of this Assignment.

     (3) Consent to Assignment.  In accordance with the provisions of Section 26 of the Transfer Agency  Agreement,  which states that the Agreement shall insure to the benefit of the parties' successors, PNCGIS hereby acknowledges, consents, and agrees to the foregoing  assignment  and  assumption of the Transfer  Agency
Agreement to and by the Assignee.

     (4) Governing  Law. This  Assignment  shall be governed by and construed in accordance  with the laws of the State of  Delaware,  without  reference  to the conflicts of laws provisions thereof.

     (5) Binding Effect.  This Assignment  shall be binding upon and shall inure to the  benefit  of the  parties  hereto  and their  respective  successors  and assigns.

     (6)  Counterparts.  This  Assignment  may  be  executed  in any  number  of counterparts,  each of which so executed shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

     IN WITNESS  WHEREOF,  the parties hereto have caused this  Assignment to be executed as of the day and year first above written.

                              DIMENSIONAL EMERGING MARKETS VALUE FUND INC.,
                                  a Maryland corporation

                                            By:

                                            Name:

                                            Title:

                              DIMENSIONAL EMERGING MARKETS VALUE FUND,
                                  a Delaware statutory trust

                                            By:

                                            Name:

                                            Title:

                              PNC GLOBAL INVESTMENT SERVICING (U.S.) INC.

                                            By:

                                            Name:

                                            Title: